EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G. In evidence thereof, the undersigned hereby execute this Agreement as of October 13, 2014.

RBC HOLDINGS (CHANNEL ISLANDS) LIMITED

/s/ Graham Arthur Huelin

Signature

Graham Arthur Huelin/Director

Name/Title

/s/ Christopher Blampied

Signature

Christopher Blampied/Director

Name/Title

RBC CEES TRUSTEE LIMITED

/s/ Mike Evans

Signature

Mike Evans/Director

Name/Title

/s/ Keith Mallet

Signature

Keith Mallet/Director

Name/Title